EXHIBIT 1.3



                       CORPORATE ACCESS NUMBER: 208122911

                                     ALBERTA

                            BUSINESS CORPORATIONS ACT




                                   CERTIFICATE

                                       OF

                                  AMALGAMATION




                             PURE TECHNOLOGIES LTD.
              IS THE RESULT OF AN AMALGAMATION FILED ON 1999/01/01.



                                                                          [SEAL]

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                                                          ----------------------
                                                               REGISTERED ON
                                                          THE ALBERTA REGISTRIES
                                                                CORES SYSTEM

                                                                JAN 01 1999
                                                          ----------------------

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                           BUSINESS CORPORATIONS ACT
                                 (SECTION 179)
                                                                          FORM 9

ALBERTA                                                 ARTICLES OF AMALGAMATION
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1.  NAME OF THE AMALGAMATED CORPORATION:                2.  CORPORATE ACCESS NO.

    PURE TECHNOLOGIES LTD.
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3.  THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
    AUTHORIZED TO ISSUE

    THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORM PART OF THIS FORM.
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4.  RESTRICTIONS IF ANY ON SHARE TRANSFERS:

    NONE.
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5.  NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

    MINIMUM 3 - MAXIMUM 9.
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6.  RESTRICTION IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

    NONE.
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7.  OTHER PROVISIONS IF ANY:

    THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORM PART OF THIS FORM.
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8.  NAME OF AMALGAMATING CORPORATIONS                       CORPORATE ACCESS NO.
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    PURE TECHNOLOGIES LTD.                                       206781387

    PURE TECHNOLOGIES INC.                                       205666472

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DATE                       SIGNATURE                               TITLE

DECEMBER 15, 1998          [ILLEGIBLE]                            CHAIRMAN

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                                                                   FILED


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                           SCHEDULE OF SHARE CAPITAL

1.       Capital

         The Corporation is authorized to issue two classes of shares, namely an unlimited number of Preferred Shares without nominal or par value (herein referred to as the "Preferred Shares") and an unlimited number of Common Shares (herein referred to as the "Common Shares").

2.       Common Shares

         The holders of Common Shares shall be entitled:

         (a) to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, and on every poll taken at every such meeting, or adjourned meeting, every holder of Common Shares shall be entitled to one vote in respect of each Common Share held; and

         (b) subject to the rights of the holders of Preferred Shares, to receive the remaining property of the Corporation upon a dissolution; and

         (c) subject to the rights to dividends of the holders of Preferred Shares, to receive all other dividends declared by the Corporation.

3.       Preferred Shares

         The Preferred Shares as a class shall carry and be subject to the following rights, privileges, restrictions and conditions:

         (a)      Directors' Rights to Issue in One or More Series

                  The Preferred Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may before the issue thereof be determined by the Directors by resolution; the Directors of the Corporation may (subject as hereinafter provided) by resolution fix, from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing (1) the issue price, (2) the rate, amount or method of calculation of dividends and whether the same are subject to change of dividends and whether the same are subject to change or adjustment, (3) whether such dividends shall be cumulative, non-cumulative or partly cumulative, (4) the dates, manner and currencies of payments of dividends and the dates from which dividends shall accrue, (5) the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, with or without provision for sinking or similar funds, (6) conversion and/or exchange and/or reclassification rights, (7) the voting rights if any, and/or (8) other provisions, the whole subject to the following provisions and to the issue of

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                  Certificate(s) of Amendment  setting forth such  designations, rights, privileges, restrictions and conditions attaching to the shares of each series.

         (b)      Ranking of Preferred Shares

                  The Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and may also be given such other preferences not inconsistent with paragraphs (a) and (b) hereof over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of each series of Preferred Shares authorized to be issued.

         (c)      Amendment with Approval of Holders of Preferred Shares

                  The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class may be repealed, altered, modified, amended or amplified by Certificate(s) of Amendment, but in each case with the approval of the holders of Preferred Shares (only as a class but not as individual series) given as hereinafter specified.

         (d)      Approval of Holders of Preferred Shares

                  Subject to the provisions of the Alberta Business Corporations Act, any consent or approval given by the holders of Preferred Shares as a class shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of at least sixty-six and two-thirds (66 2/3%) percent of the outstanding Preferred Shares or by a resolution passed at a meeting of holders of Preferred Shares duly called and held upon not less than fifteen days' notice at which the holders of at least a majority of the outstanding Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than sixty-six and two-thirds percent of the votes cast at such meetings, in addition to any other consent or approval required by the Alberta Business Corporations Act. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than fifteen days thereafter and to such time and place as may be designated by the Chairman, and not less than ten days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than sixty-six and two-thirds (66 2/3%) percent of the votes cast at such meeting shall constitute the consent or approval of the holders of Preferred Shares. On every poll taken at every such meeting, every holder of Preferred Shares shall be entitled to one vote in respect of each such share held. Subject to the foregoing, the formalities to be observed in respect of the giving or


                                      -2-
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                  waiving or notice of any such meeting and the conduct  thereof shall be those from time to time prescribed in the By-laws of the Corporation with respect to meetings of shareholders. Any consent or approval given by the holders of Preferred Shares of a series as a class shall be deemed to have been sufficiently given if given in the same manner as provided herein regarding holders of preferred Shares as a class.


                                      -3-
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                          SCHEDULE OF OTHER PROVISIONS

1. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2. Meeting of shareholders may be held at any place in Alberta and in the cities of Vancouver, B.C., Toronto, Ontario and Montreal, Quebec.